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                                                                    Exhibit 23.2

                                    ARTHUR
                                   ANDERSEN
                       Official Financial, Taxation and
                        Business Consulting Advisor to
                            the 2000 Olympic Games

                                                    ----------------------------
17 July 1998                                        Arthur Andersen
                                                    A Member Firm of
                                                    Andersen Worldwide SC
                                                    ----------------------------

The Board of Directors
Home Security International, Inc.                   141 Walker Street
Level 7                                             North Sydney NSW 2060
77 Pacific Highway                                  GPO Box 4329 Sydney NSW 2001
NORTH SYDNEY NSW 2060                               02 9964 6000
                                                    02 9922 2065 Fax
                                                    DX No 1340 Sydney

Dear Sirs

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made as part of this Form S-1 registration for Home Security International, Inc.

Yours faithfully
/s/ Arthur Andersen